As filed with the U.S. Securities and Exchange Commission on July 23, 2026.
Registration No. 333-297039

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Reformation Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5621 (Primary Standard Industrial Classification Code Number)	84-2302327 (I.R.S. Employer Identification Number)
5801 S. 2nd St.
Vernon, CA 90058
(213) 282-2025
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hali Borenstein
Chief Executive Officer
5801 S. 2nd St.
Vernon, CA 90058
(213) 282-2025
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura Kaufmann Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Joshua Moore 5801 S. 2nd St. Vernon, CA 90058 (213) 282-2025	Michael Benjamin Sandy Kugbei Steven B. Stokdyk Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
Reformation Inc. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-297039) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules
(a)   Exhibits
The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are included and incorporated herein by reference.
INDEX TO EXHIBITS
The following exhibits are filed as part of this registration statement.
Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation of Reformation Inc. (formerly known as REF Topco, Inc.), as amended to date and as currently in effect
3.2*	Form of Amended and Restated Certificate of Incorporation of Reformation Inc., to be effective upon consummation of this offering
3.3*	Amended and Restated Bylaws of Reformation Inc., as currently in effect
3.4	Form of Amended and Restated Bylaws of Reformation Inc., to be effective upon consummation of this offering
4.1*	Form of Common Stock Certificate
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Form of Registration Rights Agreement
10.2*	Form of Stockholders’ Agreement
10.3*	Form of Securities Repurchase Agreement
10.4†*	Amended and Restated Reformation Inc. 2019 Stock Option Plan
10.5†*	Form of Nonqualified Stock Option Agreement granted under the Amended and Restated Reformation Inc. 2019 Stock Option Plan
10.6†*	Form of Reformation Inc. Restricted Stock Unit Agreement granted under the Amended and Restated Reformation Inc. 2019 Stock Option Plan
10.7†*	Form of Reformation Inc. Director Restricted Stock Unit Agreement
10.8†*	Reformation Inc. 2026 Omnibus Incentive Plan
10.9†*	Reformation Inc. Employee Stock Purchase Plan
10.10†*	Form of Performance Stock Unit Award Agreement for CEO Stock Price Award granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.11†*	Form of One-Time IPO Restricted Stock Unit Award Agreement granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.12†*	Form of One-Time Fully Vested Restricted Stock Unit Award Agreement granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.13†*	Form of Restricted Stock Unit Award Agreement granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.14†*	Form of Stock Option Award Agreement granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.15†*	Form of Director Restricted Stock Unit Award Agreement granted under the Reformation Inc. 2026 Omnibus Incentive Plan
10.16†*	Change in Control and Severance Policy

II-1

Exhibit No.	Exhibit Description
10.17†*	Participation Agreement to Change in Control and Severance Policy (Hali Borenstein)
10.18†*	Form of Participation Agreement to Change in Control and Severance Policy (Named Executive Officers other than CEO)
10.19†*	Outside Director Compensation Policy
10.20†*	Executive Incentive Compensation Plan
10.21*	Form of Indemnification Agreement
10.22†*	Employment Letter Agreement between LYMI Inc. and Hali Borenstein
10.23†*	Employment Letter Agreement between LYMI Inc. and Joshua Moore
10.24†*	Employment Letter Agreement between LYMI Inc. and Ivan Tchakarov
10.25*	Reformation Inc. Stock Ownership Guidelines
10.26*#
Credit and Guaranty Agreement, dated as of May 2, 2024, among LYMI Inc., Ref Holdings, Inc. and the subsidiaries of LYMI Inc. from time to time party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent

10.27*
Amendment No. 1 to Credit and Guaranty Agreement, dated as of June 17, 2026, among LYMI Inc., Ref Holdings, Inc. and the subsidiaries of LYMI Inc. from time to time party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent

10.28*#	Warehouse Lease Agreement, dated as of June 7, 2024, by and between LYMI Inc. and 5801 Second Street, LLC
10.29*#	Logistics Service Agreement, dated as of January 31, 2023, by and between LYMI Inc. and CEVA Logistics Netherlands B.V.
21.1*	List of Subsidiaries
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
107*	Filing Fee Table

*
Previously filed.

†
Indicates management contract or compensatory plan

#
Certain schedules and/or exhibits have been omitted from this Registration Statement pursuant to Item 601(a)(5) of Regulation S-K.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon, State of California on July 23, 2026.
Reformation Inc.
By:
/s/ Hali Borenstein

Name: Hali Borenstein
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
/s/ Hali Borenstein Hali Borenstein		Chief Executive Officer, President and Director (Principal Executive Officer)	July 23, 2026
/s/ Joshua Moore Joshua Moore		Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2026
* Yael Aflalo		Director	July 23, 2026
* Zipporah Allen		Director	July 23, 2026
* John Coyle		Director	July 23, 2026
* Shreya Kadaba		Director	July 23, 2026
* Brigitte Kleine		Director	July 23, 2026
* Steven Miller		Director	July 23, 2026
/s/ Stacey S. Rauch Stacey S. Rauch		Director	July 23, 2026
*By:	/s/ Hali Borenstein Hali Borenstein Attorney-in-Fact